PART IV


Item 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

       (a)    1.  A list of all financial statements and financial statement schedules filed as part of this report is set forth on page F-1 herein.

              2. Exhibits - all the below listed exhibits are incorporated herewith by reference to Form 8 Amendment to Annual Report on Form 10-K for the year ended December 31, 1988:

                  3.1 Pittsburgh & West Virginia Railroad Declaration of Trust dated February 18, 1967.
                  3.2    Pittsburgh & West Virginia Railroad Regulations.
                  3.3 Plan and Agreement of Reorganization, dated February 18, 1967, between Pittsburgh & West Virginia Railroad and The Pittsburgh and West Virginia Railway Company.
                  3.4 Amendment No. 1 to Plan and Agreement of Reorganization dated February 18, 1967, between The Pittsburgh and West Virginia Railway Company and Pittsburgh &
                         West Virginia Railroad.
                 10.1 Lease of railroad properties, dated July 12, 1962, between the Pittsburgh and West Virginia Railway Company and Norfolk and Western Railway Company.
                 10.2 Assignment of lease by The Pittsburgh and West Virginia Railway Company to Pittsburgh &
                         West Virginia Railroad.

        (b)   No report on Form 8-K was filed during the fourth quarter of 1997.